Item 27. Exhibit (e)

Reset Form

Multi-State Version

MassMutual Evolution℠

MassMutual FINANCIAL GROUP℠

Application Package

Annuity New Business Application package

- **Mail completed applications to:**

Regular Mail:
MassMutual Retirement Income Center Hub
P.O. Box 9067
Springfield, MA 01102-9067

Overnight Address:
MassMutual Retirement Income Center Hub
1295 State Street
Springfield, MA 01111-0001

- **Contact Numbers:**

Broker/Dealers –
(800) 262-1626
M-F 8am to 6pm EST

MassMutual Agent (CAS) –
(800)-234-5606
M-F 8am to 6pm EST

MASSMUTUAL AGENCY # ____________

BROKER DEALER FIRM NAME ____________

OWNER'S NAME ____________

PLEASE REVIEW THE FOLLOWING INSTRUCTIONS:

ADDITIONAL INFORMATION SUBMITTED:
(Check all that apply)

- ☐ Check in the amount of $ ____________
- ☐ Transfer/Rollover 1035 Exchange Request Form (F6628)
- ☐ State Replacement Form
- ☐ Other: ____________
- ☐ Other: ____________

IMPORTANT REMINDERS:

The following are guidelines for completing this package:

- Make checks payable to MassMutual.
- If electing any special programs, including Dollar Cost Averaging (DCA), Interest Sweep, Automatic Rebalancing, Systematic Withdrawal (SWP), or an Automatic Investment Plan (AIP), complete additional forms as applicable.
  - DCA / Interest Sweep Election – FR3001 (Not available if you elect an Asset Allocation Program.)
  - Systematic Withdrawal Program – F9700
  - Automatic Investment Plan – F6922
- If you are soliciting an internal exchange or an internal replacement, refer to the MassMutual Exchange/Replacement Program Checklist, F9710, for required forms.
- **When a replacement is involved or if your state has adopted the NAIC Model Replacement Regulation, the appropriate state required replacement form must be signed and dated on, or prior to, the Application Date.**

SPECIAL INSTRUCTIONS:
Please include any special handling or processing instructions here.

____
____
____

Massachusetts Mutual Life Insurance Company
and affiliates, Springfield, MA 01111-0001

www.massmutual.com

FR1105 (04/14)

Individual Deferred Annuity Application Contract No. . (For Home Office Use Only.) A. Contract Owner(s) Complete this section for all cases.  Contract Owner Contract Owner must be the same as the Annuitant for all types of IRAs, except Custodial IRAs, and 403(b) plans. If Contract Owner is a corporation, we require a copy of the corporate resolution. If the Contract Owner or Beneficiary is a trust, we require Certification of Trust Agreement (F6734). 1. Name . (Individual – First, Middle, Last, Suffix / Corporation / Trust) 2. Contact Name . (Corporate Officer / Trustee) 3. DOB / Date of Trust Agreement / / . (month) (Day) (Year) 4. Social Security No./Tax ID No. . 5. State of Residence . 6. Gender: Male Female 7. Daytime Contact Number( ) - . 8. E-mail . (Optional) 9. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip) 10. Mailing Address (if different) 11. Legal Status of Contract Owner (check one and complete applicable fill-in):  I am a U.S. person (U.S. Citizen or resident alien) and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.  I am NOT a U.S. person. I am a resident of: (country) .  This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity:  Joint Contract Owner Joint Contract Owners are not allowed on qualified contracts. Non-spousal Joint Contract Owners are not allowed on Odyssey and Passage contracts. If you name a Joint Contract Owner, both Contract Owners’ signatures will be required for transactions. 12. Name . (First, Middle, Last, Suffix) 13. DOB / / . (Month) (Day) (Year) 14. Social Security No./Tax ID No. . 15. State of Residence . 16. Gender: Male Female Complete Items 17-20 only if different than Primary Contract Owner. 17. Daytime Contact Number ( ) - . 18. E-mail . (Optional) 19. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip) 20. Mailing Address (if different) Complete Items 21-22 for a ll Joint Contract Owners. 21. Relationship to Contract Owner: Spouse Non-Spouse 22. Legal Status of Joint Contract Owner (check one and complete applicable fill-in):  I am a U.S. person (U.S. Citizen or resident alien) and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.  I am NOT a U.S. person. I am a resident of: (country) .  This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: . APPDEF08 1 FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

B. Annuitant Complete this section only if Annuitant is different than Contract Owner.  Annuitant Information 1. Name (First, Middle, Last, Suffix) 2. DOB / /  (Month) (Day) (Year) 3. Social Security No./Tax ID No. 4. Gender  Male  Female 5. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip) 6. Mailing Address (if different) C. Purchase Payment Complete this section for all cases.  Purchase Payment Submitted With Application Amount Submitted with Application $ Complete for IRA contributions only: Tax Year . If no tax year is entered, the current calendar year will be used. Transfers: • Please estimate for transfers. • All transfer amounts must be included. • Complete Form F6628 for each transfer. Estimated Amount of Transfers, if any: $  D. Beneficiary Information Complete this section for all cases.  In the event no Beneficiary designation is on record with the Company, death benefit proceeds will be paid to the default Beneficiary under the terms of the Contract. The MassMutual Lifetime Payment PlusSM Rider, where available, has specific Beneficiary requirements. You should review them carefully before completing this section. For the “% of Proceeds” column: You may write in “In Equal Shares” as an alternative to using percentages. If you do not write in percentages or “In Equal Shares,” any death benefit proceeds will be distributed equallyamong the beneficiaries. If the Contract is jointly owned: In the event of a death of a Joint Contract Owner any surviving Joint Contract Owner will be treated as the Primary Beneficiary. To designate someone other than the Joint Contract Owner as Primary Beneficiary, a Change of Beneficiary form (F6455) must be submitted to the Company. For Custodial IRA Contracts, the Custodian Account must be designated as the sole Primary Beneficiary. To change the Beneficiary, a Contract Change form (F6455) must be submitted to the Company. If the Beneficiary is a trust, we require a Certification of Trust Agreement (F6734). APPDEF08 2 FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

D. Beneficiary Information (continued) Complete this section for all cases. The following beneficiary designations are irrevocable. Yes No (Default if neither box is checked) Note: Any changes to an irrevocable beneficiary designation will require the signature of the irrevocable beneficiary. Primary Beneficiary Name Gender M/F Date of Birth / Date of Trust Agreement Social Security No. / Tax ID No. Relationship to Contract Owner % of Proceeds Surviving Contract Owner if Jointly Owned 100% Contingent Beneficiary Name Date of Birth / Date of Trust Agreement Social Security No. / Tax ID No. Relationship to Contract Owner % of Proceeds E. Miscellaneous Instructions / Comments F. Company Disclosures  The Application. This is an application for an annuity Contract. The Application includes any amendments to it. The Application and any amendments to it become part of the Contract. Changes and Corrections. Any material change or correction of the Application may be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued shall, with the authorization of the Contract Owner, be an acceptance of any change or correction of the Application made by the Company. Authority of Producers. No producer can change the terms of this Application or any Contract issued by the Company. No producer can waive any of the Company’s rights or requirements or extend the time for any payment. Customer Identification. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who purchases a financial product. Therefore, this application asks for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. Similarly, we may ask for identifying information and/or documents for applications taken on behalf of an entity, rather than an individual (e.g., trusts, corporations). If you cannot provide the information or documentation we require, we may not be able to issue the contract for which you are applying. APPDEF08 3 FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

Non-Guaranteed. I understand that the Contract is not a bank or credit union deposit or obligation and is not FDIC or NCUA insured. I also understand that the Contract is not insured by any federal government agency and is not guaranteed by any bank or credit union. Deferred Annuity payments. Annuity payments to the payee will be deferred until your Contract matures (the Annuity Date). Your Contract will mature on the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law. You have the right to select an earlier Annuity Date. You may elect an Annuity Date of your choice by calling our Retirement Income Service Center at 1-800-272-2216. For Variable Annuity applicants. • The Company will generally issue the contract and apply the purchase payment within 2 business days of receiving it at our Retirement Income Service Center or lockbox if the information you have provided is complete. If we do not receive all the information needed to issue the contract within 5 business days, we must either return your money or obtain your permission to keep it until we receive all of the necessary information. • The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit allocations of Net Purchase Payments to the Fixed Account(s). Transfers from the Separate Account to the Fixed Account(s) may also be limited. The right to discontinue access to the Fixed Account(s) will only be exercised when the yield on investments will not support the statutory minimum interest rate, and will not be exercised in an unfairly discriminatory manner. Please refer to the prospectus for details of any limitations currently in effect. • I understand that the annuity payments, any withdrawal value, and any death benefit that may be provided by the Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to dollar amount. • By signing the application, I acknowledge that I have received a current prospectus for the Contract and I understand that the prospectus contains more detailed information about the Contract’s provisions. Rollover. By signing the application, I acknowledge that I have read the information pertaining to my right to make a direct rollover of eligible rollover distributions which I may receive and I waive my right to receive a reasonable time (at least 30 days’ notice) to consider my rollover distribution options. APPDEF08 4 FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

MassMutual Evolution Deferred Variable Annuity

Issued by Massachusetts Mutual Life Insurance Company
1295 State Street, Springfield, Massachusetts 01111-0001
Please refer to the prospectus for detailed information.

G. New Contract Plan Type

Complete this section for all cases.

➤ Qualified

- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ SEP IRA
- ☐ Simple IRA

For Simple IRA always provide:

Employer name ______________________________.

Employer address ______________________________.

Submit Form F6935 if one of the following Plan Types is selected:

- ☐ 401(K)
- ☐ Keogh (HR10)
- ☐ Money Purchase Pension Plan
- ☐ Pension Plan
- ☐ Profit Sharing Plan
- ☐ Target Benefit Plan
- ☐ Custodial IRA

Submit Form FR1083 if the following is selected:

- ☐ Beneficiary/inherited IRA

➤ Non-Qualified

- ☐ Non-Qualified

Submit Form F6935 if the following Plan Type is selected:

- ☐ Deferred Compensation (Non-457 Plans)

H. Source of Purchase Payment

Complete this section for all cases.
Check all options that apply.

Submit Transfer/Rollover 1035 Exchange Request Form F6628 if applicable.

- ☐ Personal Savings / Checking Account / Cash
- ☐ Traditional IRA
- ☐ Custodial IRA
- ☐ Roth IRA (date established: _____/_____/__________)*
- ☐ SEP IRA
- ☐ SIMPLE IRA (date established: _____/_____/__________)*
- ☐ Spousal IRA
- ☐ Non-Qualified Contract
- ☐ CD/Mutual Fund
- ☐ TSA

**If the Roth IRA or SIMPLE IRA established date is not provided we will default to the current calendar year which may lead to adverse tax consequences.*

- ☐ Governmental 457 Deferred Compensation
- ☐ Keogh (HR10)
- ☐ Non-Qualified Deferred Compensation
- ☐ Personal Contribution
- ☐ Employer Contribution
- ☐ Qualified Employer Plan
  - 401(K)
  - Money Purchase Pension Plan
  - Pension Plan
  - Profit Sharing Plan
  - Target Benefit Plan
- ☐ Texas ORP
- ☐ Other ______________________________.

Evolution

4a

FR1105 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

I. Death Benefit Options The Contract automatically provides for the basic death benefit, or you may select the option below.  Annual Ratchet Death Benefit (additional charge applies) J. Optional Feature The following optional feature is available for an ad ditional charge. The selection may only be made at the time of appl ication. Guaranteed Minimum Accumulation Benefit (GMAB) GMAB 10 Year Option  GMAB 20 Year Option • GMAB 10 Year not available if the oldest Contract Owner is Age 90 or older. • GMAB 20 Year not available if the oldest Contract Owner is Age 80 or older. 4b FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

K. Fund Allocations

General Instructions

- If you <u>have</u> elected Guaranteed Minimum Accumulation Benefit (GMAB) you must allocate 100% of your initial purchase payment to an Asset Allocation Program. Complete section 1a or 1b.
- If you **<u>have not</u>** elected GMAB complete section 2.
- Initial allocations will automatically be set for future allocations.

1. Asset Allocation Programs (*Complete section 1a or 1b. Only available with GMAB.)*

a. Custom Allocation Choice Select (*Only available with GMAB.)*

- You must allocate purchase payments within the minimum and maximum parameters listed for the asset classes below.
- Rebalancing is required. Complete section 3. Default to quarterly rebalancing frequency if no selection is made.

Initial Allocation	Fund Name (Fund Number)	Initial Allocation	Fund Name (Fund Number)
	***Fixed Income**: (40% to 60%)*		***Mid Cap Value & Growth**: (0% to 10%)*
________%	MML Managed Bond (632)	________%	MML Mid Cap Growth (655)
(40% to 60%)		________%	MML Mid Cap Value (611)
	***Large Cap Value**: (20% to 25%)*	(0% to 10%)	
________%	MML Equity (629)		***International/Global**: (0% to 10%)*
________%	MML Equity Income (647)	________%	MML American Funds® International (664)
________%	MML Managed Volatility (652)	________%	MML Global (624)
(20% to 25%)		________%	Oppenheimer Global (637)
	***Large Cap Blend & Growth**: (20% to 25%)*	(0% to 10%)	
________%	MML American Funds® Growth (662)		
________%	MML Equity Index (630)	**Total 100%**	
(20% to 25%)			

b. MML Asset Allocation Funds *(To invest in MML Allocation Funds if GMAB has not been elected, please see section 2.)*

- All purchase payments must be applied to a <u>single</u> Asset Allocation Fund.

☐ MML Conservative Allocation (657G)

☐ MML Balanced Allocation (658H)

☐ MML Moderate Allocation (659I)

☐ MML American Funds® Core Allocation (663L)

Evolution

4c

FR1105 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

2. Initial Allocations *(If GMAB is not elected.)*

- Use whole percentages only.
- You may allocate up to 30% to the Fixed Account.

Initial Allocation	Fund Name (Fund Number)
	Fixed Account:
_______%	Fixed Account (601)
	Asset Allocation:
_______%	MML Conservative Allocation (657)
_______%	MML Balanced Allocation (658)
_______%	MML Moderate Allocation (659)
_______%	MML Growth Allocation (660)
_______%	MML Aggressive Allocation (661)
_______%	MML American Funds® Core Allocation (663)
	Short-Term/Stable Value:
_______%	MML Money Market (656)
	Fixed Income:
_______%	MML High Yield (669)
_______%	MML Inflation-Protected and Income (631)
_______%	MML Managed Bond (632)
_______%	MML Short-Duration Bond (668)
_______%	MML Total Return (PIMCO) (672)
_______%	Oppenheimer Global Strategic Income (642)
	Balanced & Large Cap Value:
_______%	MML Blend (627)
_______%	MML Equity (629)
_______%	MML Equity Income (647)
_______%	MML Fundamental Value (Wellington) (670)
_______%	MML Income & Growth (BlackRock) (610)
	Large Cap Blend & Growth:
_______%	Fidelity® VIP Contrafund® (615)
_______%	Invesco V.I. Diversified Dividend (619)
_______%	MML American Funds® Growth (662)
_______%	MML Blue Chip Growth (646)
_______%	MML Equity Index (630)
_______%	MML Focused Equity (Harris) (673)
_______%	MML Fundamental Growth (Wellington) (671)
_______%	MML Growth & Income (613)
_______%	MML Large Cap Growth (616)
_______%	Oppenheimer Capital Appreciation (636)
_______%	Oppenheimer Main Street (639)

Initial Allocation	Fund Name (Fund Number)
	Small/Mid Cap Value:
_______%	MML Mid Cap Value (611)
_______%	MML Small Company Value (667)
_______%	MML Small/Mid Cap Value (617)
	Small/Mid Cap Blend & Growth:
_______%	MML Mid Cap Growth (655)
_______%	MML Small Cap Equity (633)
_______%	MML Small Cap Growth Equity (650)
_______%	Oppenheimer Discovery Mid Cap Growth (635)
	International/Global:
_______%	MML American Funds® International (664)
_______%	MML Foreign (618)
_______%	MML Global (624)
_______%	MML International Equity (675)
_______%	MML Strategic Emerging Markets (666)
_______%	Oppenheimer Global (637)
_______%	Oppenheimer International Growth (643)
	Specialty:
_______%	Invesco V.I. Global Health Care (620)
_______%	Invesco V.I. Technology (621)
_______%	Ivy Asset Strategy (674)
_______%	MML Managed Volatility (652)
_______%	Oppenheimer Diversified Alternatives (676)
_______%	PIMCO CommodityRealReturn® Strategy (654)
_______%	VY Clarion Global Real Estate (653)
	DCA Fixed Accounts:
_______%	6 Month Fixed DCA Account (603)[1]
_______%	12 Month Fixed DCA Account (604)[1]
Total 100%	

1 Complete form FR3001 to set up DCA program and choose DCA destination funds.

3. Automatic Rebalancing *(Not available if you have completed section 1b.)*

- Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program. If The Fixed Account is elected submit form FR3000 to rebalance the value allocated to the variable funds.

Select a Rebalancing Frequency: ☐ Monthly* ☐ Quarterly ☐ Semi-Annually ☐ Annually

*Monthly is not available for Custom Allocation Choice Select.

4d

FR1105 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

Agreements and Signatures Complete this section for all cases. By signing below:  I acknowledge that I understand how this annuity Contract fits within my overall financial needs and plan.  I agree that: (a) the Company can hold my purchase payment until all requirements are met and the contract applied for is issued; (b) I understand that my money will be held in a non-interest bearing cash suspense account, and (c) I understand that if the contract applied for is not issued within 30 calendar days from the date the initial payment is received by the Company, my application will be withdrawn and the purchase payment will be returned to its original source. Contract Owner’s Replacement Questions  Do you have any existing life insurance policies or annuity contracts?  Are you considering discontinuing making premium payments, replacing, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?  Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? (This includes taking withdrawals or loans and using these funds to pay premium(s) on a new policy or contract.)  Required replacement forms and information must be signed and submitted with this Application. Yes No  Yes No Yes No Producer’s Replacement Questions  Does the Contract Owner have any existing life insurance policies or annuity contracts?  Does the Contract Owner intend to replace, surrender, borrow against, sell or use any portion of an existing life insurance policy or annuity contract to finance any portion of the policy being applied for?  Required replacement forms and information must be signed and submitted with this Application.  Yes No  Yes No Fraud Notice: GA, NE & VT: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.  DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. KY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. LA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s). OK: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. WA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits. All other states: Any person who, with the intent to defraud or knowing that s/he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. I hereby represent that the information contained in this application is correct and true to the best of my knowledge and belief. If this is a trust owned contract, the trustee should sign as Contract Owner and include “Trustee” following his/her signature. X X Signature of Contract Owner Signature of Joint Contract Owner (required if there is a Joint Contract Owner) X X Signature of Soliciting Producer Agency/Firm The following information must be completed for us to process this application: Signature of Annuitant (only if  different than Contract Owner) City and State where signed by applicant Date Signed City and State where signed by applicant Date Signed APPDEF08 5 FR1105 (04/14) Thank you for choosing MassMutual for your Annuity needs. We value your business.

Registered Representative's Statement

Must be submitted for all cases.

Broker/Dealer's Firm Name: ______________________________

Broker/Dealer's Firm Address: ______________________________

(MML Investors Services, LLC Reps Use Agency number)

➤ Compensation Information

Please complete the following information:

		Printed Name	Agency or Entity #	MassMutual ID #, Social Security #, or Tax ID #	% of Commission
1	Soliciting Registered Rep				
2	Registered Rep				
3	Registered Rep				
4	Registered Rep				
5	Registered Rep				
6	Registered Rep				
					Total 100%

Only the Soliciting (Servicing) Registered Representative will receive copies of the Quarterly Statements and other mailings related to this contract.

Please select one of the following commission options:

	Option B	Option B+	Option C
Evolution	☐	☐*	☐

* Default Option

➤ Certification and Signature

By signing below, I certify that:

- To the best of my knowledge and belief: (a) The statements in this Registered Representative Statement are true and correct; (b) Each question in the Application was asked of the proposed Owner(s) and Annuitant(s) and accurately recorded; and (c) The Contract applied for is consistent with the financial needs of the Owner(s) and/or Annuitant(s).
- To the best of my knowledge, information and belief, I am not aware of any suspicious or unusual activities, including but not limited to anti-money laundering (AML) "red flags" as described in my AML training or other materials, arising out of or in connection with the sale of this Contract.
- I believe this investment is suitable for the Owner's objectives. I have completed a separate suitability review and discussed all the features of the product being purchased with the Owner. I have provided a prospectus to the Owner.
- I am licensed to sell annuity contracts in the state where this Application is written and delivered,
- I certify that I am a Registered Representative.

X ______________________________

Signature of Soliciting Producer   Date Signed

Telephone # (   ) ______________________________.

Fax Number (   ) ______________________________.

____

Print Name

E-mail ______________________________.

X ______________________________

Signature of Supervisor (Registered Principal for variable sales) responsible for reviewing suitability.

____

Registered Principal's ID # (if applicable)

5a

FR1105 (04/14)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

Evolution